SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On February 18, 2011, LyondellBasell Industries N.V. (the “Company”) furnished a Current Report on Form 8-K (“Form 8-K”) under Items 2.02, 7.01 and 9.01 to which it attached Exhibit 99.1, a press release dated February 18, 2011 announcing fourth quarter and year ended December 31, 2010 results and Exhibit 99.2, presentation slides from the Company’s fourth quarter and year end December 31, 2010 earnings call held on February 18, 2011.
     The Company is furnishing this amendment to Form 8-K to make certain corrections to information contained in the press release and the reconciliations contained in the schedules thereto. The corrections are based on certain errors in the presentation of information in the press release as a result of a material weakness in the Company’s internal control related to tax accounting that was identified in connection with the preparation of the audited financial statements for the year ended December 31, 2010. The Company has taken steps to ensure that its consolidated financial statements for the year ended December 31, 2010, as included in its Form 10-K, fairly present, in all material respects, the Company’s financial position, results of operations, and cash flows as of the dates, and for the periods presented, in conformity with U.S. GAAP.
     The revisions and corrections to the Company’s financial statements in the predecessor period ended April 30, 2010 and successor period ended December 31, 2010 are shown below. As a result of these revisions and corrections, the Company’s net income and diluted earnings per share for the fourth quarter 2010 as presented in the press release were overstated by $108 million and $0.20 per share, respectively. The Company should have reported net income of $766 million and earnings per diluted share of $1.34. Net income for the twelve months ended December 31, 2010, which is a combination of the predecessor and successor periods, was also overstated by $108 million. Net cash provided by operating activities for the same periods is unchanged.

     Revisions to the consolidated financial statements for the four months ended April 30, 2010 to correct for an overstatement of goodwill and deferred income taxes were as follows:

	Predecessor
	As Previously
Millions of dollars	Reported	Adjustment	Revised
Statement of Income
Reorganization items	$8,010	$(430)	$7,580
Income from continuing operations before income taxes	7,813	(430)	7,383
Benefit from income taxes	(693)	(430)	(1,123)
Net income	8,504	—	8,504

Statement of Cash Flows
Reorganization items	(8,010)	430	(7,580)
Deferred income taxes	(610)	(519)	(1,129)
Other*	(761)	76	(685)
Net cash used in operating activities	(936)	—	(936)

*	The adjustment for other also includes a reclassification of $9 million to Asset impairments and $4 million to Gain (loss) on sale of assets to conform to classifications at December 31, 2010.
     Revisions to information in the Company’s earnings release of February 18, 2010, furnished to the SEC as an exhibit to Form 8-K on that same date, which included unaudited consolidated financial information for the period ended December 31, 2010, to correct for an error in income tax expense are as follows:

	Successor
	As Previously
	Reported	Adjustment	Revised
Statement of Income
Provision for income taxes	62	108	170
Net income	1,688	(108)	1,580

Balance Sheet
Goodwill	895	(108)	787
Retained earnings	1,695	(108)	1,587
Total liabilities and equity	25,602	(108)	25,494

Statement of Cash Flows
Net income	1,688	(108)	1,580
Deferred income taxes	(89)	108	19
Net cash provided by operating activities	2,957	—	2,957
     In addition, Goodwill and Deferred income taxes on the Company’s balance sheets at June 30, 2010 and September 30, 2010 each were reduced by $314 million due to the impact of these revisions on the Successor’s post-emergence, opening balance sheet at May 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: March 18, 2011	By:	/s/ C. Kent Potter

C. Kent Potter
Executive Vice President